EXHIBIT 3.1

                                STATE OF DELAWARE



                          OFFICE OF SECRETARY OF STATE



         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF ANNIE'S INC. FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JANUARY, A.D. 1989, AT 10 O'CLOCK A.M.











                                             /s/  Michael Harkins
                                             -----------------------------------
                                             Michael Harkins, Secretary of State

                                             AUTHENTICATION:          12036898
                                             DATE:                    01/23/1989







                          CERTIFICATE OF INCORPORATION
                                       OF
                                  ANNIE'S INC.

                                   * * * * *
         1     The name of the corporation is Annie's Inc.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3.    The  nature  of the  business  or  purposes  to be  conducted  or promoted is:
         To create,  design,  license,  manufacture  and  market  food and snack products and to carry on any other lawful business permitted by law to a corporation whether or not related to those purposes initially set forth above.
         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
         To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.
         To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.
         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any
foreign   country,   patent  rights,





licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.
         To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligation, choses in action and evidence of indebtedness or interest issued or crated by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.
         To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the cooperation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.




         To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.
         In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereof incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion of attainment of the business or purposes of the corporation.
         The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by references to, or inference from, the terms of any other business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.
         4. The total number of shares of stock which the corporations hall have authority to issue is Two Hundred Thousand (200,000); all of such shares shall be without par value.
         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:
         The number of the authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.




         5A. The name and mailing address of each incorporator is as follows:

     NAME                                      MAILING ADDRESS
     ----                                      ---------------
     D.A. Hampton                              Corporation Trust Center
                                               1209 Orange Street
                                               Wilmington, Delaware 19801
     J.A. Grodzicki                            Corporation Trust Center
                                               1209 Orange Street
                                               Wilmington, Delaware 19801
     M.A. Brzoska                              Corporation Trust Center
                                               1209 Orange Street
                                               Wilmington, Delaware 19801

         5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

     NAME                                      MAILING ADDRESS
     ----                                      ---------------
     Andrew McG. Martin                        98 State Rd.
                                               P.O. Box 128
                                               Hampton, CT 06247
     Ann Withey                                98 State Rd.
                                               P.O. Box 128
                                               Hampton, CT 06247
     Norman St. Germaine                       98 State Rd.
                                               P.O. Box 128
                                               Hampton, CT 06247

         6.   The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.





         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. T he books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         9. The corporation shall indemnify each person who is or was a director or officer of this corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement to the maximum extent permitted form time to time under the General Corporation law of the State of Delaware. Such indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.

         10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 23rd day of January, 1989

                                         D.A. Hampton
                                         ----------------------------------
                                         D.A. Hampton

                                         J.A. Grodzicki
                                         ----------------------------------
                                         J.A. Grodzicki

                                         M.A. Brzoska
                                         ----------------------------------
                                         M.A. Brzoska







                                STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE

                             -----------------------

         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF ANNIE'S INC. FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF MAY, A.D. 1989, AT 10 O'CLOCK A.M.







                                             /s/  Michael Harkins
                                             -----------------------------------
                                             Michael Harkins, Secretary of State







                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


         Annie's Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

         FIRST: That the Board of Directors of Annie's Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed Amendment to the Certificate of Incorporation of said corporation, declaring said Amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

         RESOLVED:       That  the   Certificate   of   Incorporation   of  this
                         corporation be amended by changing the FOURTH Article thereof so that, as amended, said Article shall be and read as follows:

                         "4. The total number of shares of stock which the corporation shall have authority to issue is Two Hundred Fifty Thousand (250,000); all of such shares shall be without par value."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon written waiver of notice signed by all stockholders at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

         THIRD:   That said  Amendment was duly adopted in  accordance  with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Annie's Inc. has caused this certificate to be signed by Andrew McG. Martin, its Chairman of the Board of Directors and attested by Ann E. Withey, its Secretary, this 11th day of May, 1989.

ATTEST:

By:  /s/  Ann E. Withey               By:  /s/  Andrew McG. Martin
    --------------------                  -------------------------
Name:  Ann E. Withey                  Name:  Andrew McG. Martin
      ------------------                    -----------------------
Title:  Secretary                     Title:  Chairman of the Board of Directors
       -----------------                     -----------------------------------





                                STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE

                          ----------------------------

         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF ANNIE'S INC. FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D., 1991, AT 9 O'CLOCK A.M.

                             *********************




                                             /s/  Michael Harkins
                                             -----------------------------------
                                             Michael Harkins, Secretary of State





                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  ANNIE'S INC.

         ANNIE'S INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         VOTED:          that  the   Certificate   of   Incorporation   of  this
                         Corporation be amended by striking Article 1 in its entirety and replacing it with the following:

                                    The  name  of  the  Corporation  is "Annie's
                                    Homegrown Inc."

         VOTED:          that  the   Certificate   of   Incorporation   of  this
                         Corporation be amended by striking Article 4 in its entirety and replacing it with the following:

                                    The total number of shares of stock which the Corporation shall have authority to issue is three million (3,000,000) shares of common stock, $.001 par value per share.

         SECOND: That, at a special meeting of stockholders, the stockholders approved said amendment in accordance with the provisions of Section 141(a) of the Delaware General Corporation Law.

         THIRD:   That the  aforesaid  amendment was fully adopted in accordance with the applicable provisions of Sections 242 and 228 of the Delaware General Corporation Law.





         IN WITNESS WHEREOF, said ANNIE'S INC. has caused this Certificate to be signed by its President and attested by its Assistant Secretary, this 18th day of October, 1991.

                                             ANNIE'S INC.


                                             BY: /s/  Andrew McG. Martin
                                                 --------------------------
                                                 Andrew McG. Martin,
                                                 President

ATTEST:


BY: /s/  Ronald L. Cheney
    ------------------------
    Ronald L. Cheney,
    Assistant Secretary





                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

         I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE. DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ANNIE'S HOMEGROWN INC." FILED IN THIS OFFICE ON THE SECOND DAY OF MARCH A.D. 1993, AT 10 O'CLOCK A.M.
         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                               ******************








                                          /s/  William T. Quillen
                                          --------------------------------------
                                          William T. Quillen, Secretary of State






                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ANNIE'S HOMEGROWN INC.


         ANNIE'S HOMEGROWN INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         VOTED: that the Certificate of Incorporation of this Corporation be amended by striking Article 4 in its entirety and replacing it with the following:

                                    The total number of shares of stock with the Corporation shall have authority to issue is four million (4,000,000) shares of common stock, $.001 par value per share.

         SECOND: That, in lieu of a meeting and vote of stockholders, stockholders holding outstanding stock having not less than the minimum number of votes necessary, a majority, to amend the Certificate of Incorporation, have given their written consent to said amendment in accordance with the provision of Section 228 of the Delaware General Corporation Law.

         THIRD:    That the aforesaid  amendment was fully adopted in accordance with the applicable provisions of Sections 242 and 228 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, said ANNIE'S HOMEGROWN INC. has caused this Certificate to be signed by its President and attested by its Assistant Secretary, this 25th day of January, 1993.


                                               ANNIE'S HOMEGROWN INC.


                                                  /s/  Deborah Churchill
                                                  ------------------------------
                                               By:  Deborah Churchill, President








ATTEST:


    /s/  Ronald L. Cheney
    -------------------------------------
By: Ronald L. Cheney, Assistant Secretary






                                State of Delaware

                        Office of the Secretary of State

                       ----------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ANNIE'S HOMEGROWN INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JUNE, A.D. 1995, AT 9 O'CLOCK A.M.
         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.
















EXHIBIT 3.2                                  /s/  Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2185203 8100                                 AUTHENTICATION:  7556051

950144726                                              DATE:  06-28-95






                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ANNIE'S HOMEGROWN INC.


         ANNIE'S HOMEGROWN INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         VOTED: that the Certificate of Incorporation of this Corporation be amended by striking Article 4 in its entirety and replacing it with the following:

                        The total number of shares of stock with the Corporation shall have authority to issue is four million (10,000,000) shares of common stock, $.001 par value per share.

         SECOND: That, in lieu of a meeting and vote of stockholders, stockholders holding outstanding stock having not less than the minimum number of votes necessary, a majority, to amend the Certificate of Incorporation, have given their written consent to said amendment in accordance with the provision of Section 228 of the Delaware General Corporation Law.

         THIRD:    That the aforesaid  amendment was fully adopted in accordance with the applicable provisions of Sections 242 and 228 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, said ANNIE'S HOMEGROWN INC. has caused this Certificate to be signed by its President and attested by its Assistant Secretary, this 21st day of June, 1995.

                                               ANNIE'S HOMEGROWN INC.


                                               /s/  Deborah Churchill
                                               ---------------------------------
                                               By:  Deborah Churchill, President






ATTEST:


  /s/  Ronald L. Cheney
 ------------------------------------------
By:  Ronald L. Cheney, Assistant Secretary






                       CERTIFICATE OF CORPORATE SECRETARY


         Celinda Shannon certifies that she is the corporate secretary of Annie's Homegrown, Inc. and that the following is a true copy of a resolution duly adopted by the board of directors of Annie's Homegrown, Inc. at its meeting of July 17, 1995:

         Resolved, that Article II, Section 5 of the Bylaws of this corporation be and hereby is, amended by striking from line seven of such section the words "a majority" and inserting therein the words "not less than 10%."

Sausalito, California                                  /s/  Celinda Shannon
                                                       -------------------------
July 24, 1995                                          Celinda Shannon












Exhibit 3.25





                             ANNIE'S HOMEGROWN INC.

                               BOARD OF DIRECTORS

                            ACTION BY WRITTEN CONSENT

                                  JULY 17, 1995


         The undersigned, being all of the Directors of ANNIE'S HOMEGROWN, INC. (the "Corporation"), do hereby take the following votes, actions and consents to the adoption of the following votes, pursuant tot section 141(f) of the Delaware General Corporation Law, such actions and votes to have the same force and effect as actions and votes duly taken and adopted at a meeting of the Board of Directors of the Corporation, duly called and held on the date written above, at which a quorum was present and acting throughout:

                  The Board, having considered (i) the comments of the Securities Regulation Division of the Department of Corporations of the State of California in connection with its consideration of the Company's Registration Statement - Form SB-2 requesting the Company to amend its By-Laws to provide that the holders of at least 10% of the outstanding shares entitled to vote at special meetings have the authority to call such meetings; (ii) having been informed that under the Articles of Incorporation, paragraph 7, the Board is expressly authorized: "To make, alter or repeal the by-laws of the corporation;" and (iii) acting pursuant to Article VIII, Section 1 of the By-Laws which also authorizes the Board to amend the by-laws:

                           VOTED:  that Article II - MEETING OF  STOCKHOLDERS  -
                  Section 5 be, and hereby is amended by striking from line seven of such section the words "a majority" and inserting therein the words "not less than 10%."

         The undersigned direct that their written action take in effect immediately and that it be filed with the minutes of the meetings of the Board of Directors of the Corporation.


- -----------------------------         ---------------------------------------
Deborah Churchill                     Pamela Monroe

- -----------------------------         ---------------------------------------
Ann Withey                            David Simpson

- -----------------------------         ---------------------------------------
Andrew Martin                         Thomas Van Dyck

- -----------------------------
Brady Bevis







a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if no so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
         Section 5. Special meeting of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning NOT LESS THAN 10% in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than Ten (10) nor more than Sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.






            Amended by Consent of Board of Directors - July 17, 1995



371EDF482/1.266162-1